For Release at 4pm ET, Tuesday February 15, 2005

Contacts:
Andrew Kaplan	Jonathan Korzen
Chief Financial Officer	Director of Public Relations
(973) 837-2734	(973) 837-2718
akaplan@audible.com	jkorzen@audible.com

AUDIBLE REPORTS 77% YEAR-OVER-YEAR INCREASE IN FOURTH QUARTER REVENUE AND RECORD FREE CASH FLOW*

Company Adds Record Number of New AudibleListener Members in Fourth Quarter - Up 115% Year-Over-Year

WAYNE, N.J., Feb. 15, 2005 - Audible, Inc. (NASDAQ: ADBL), the leading provider of digitally delivered spoken word audio, today announced financial results for the fourth quarter and full year ended December 31, 2004.

Highlights include:

Revenue. Revenue for the fourth quarter increased to $10.3 million, up 77% over the fourth quarter of 2003 and 11% over the third quarter of 2004. Total revenue for 2004 grew to $34.4 million, up 78% over $19.3 million reported in total revenue for 2003.

Free cash flow*. Free cash flow for the fourth quarter increased to $2.2 million, up 309% over the fourth quarter of 2003 and 124% over the third quarter of 2004. For 2004, total free cash flow was $4.2 million, as compared to negative $1.3 million in 2003.

Net Income. Net income for the fourth quarter was $1.4 million or $0.06 per share, as compared to $24,000, before preferred stock charges, in the fourth quarter of 2003 and $484,000 or $0.02 per share in the third quarter of 2004. Net income for 2004, before preferred stock charges, was $2.2 million, as compared to a $3.6 million loss in 2003.

Balance Sheet. Cash, cash equivalents, and short term investments were $61.7 million at the end of 2004, as compared to $9.1 million at the end of 2003. This reflects the successful completion of a shelf offering of 2,022,500 shares on November 23, 2004, that raised $46.5 million in net proceeds to the Company.

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New AudibleListener(R) Members. The addition of 41,600 new AudibleListener members set a new record, and represents a 115% gain over the fourth quarter of 2003 and a 31% gain over the third quarter of 2004. The new AudibleListener members acquired in the quarter represented 88% of more than 47,500 total customer additions, up from 78% of total customer additions in the third quarter of 2004.

“The strength of our new AudibleListener member acquisition programs during the fourth quarter demonstrates both the increased efficiency of our marketing techniques and the fundamental readiness of the marketplace for our audio service,” said Donald R. Katz, Audible’s Chairman and CEO. “Today we are announcing several new strategic growth initiatives. We have identified novel ways to build on our solid foundation and profitably scale our business. The strength of our 2005 guidance indicates our level of confidence in our ability to grow our core business even as we pursue significant new opportunities for future growth.”

Other recent highlights include:

•	More than 120 individual audio-enabled digital devices are now AudibleReady. New additions to the AudibleReady family include:
o	the Apple iPod Shuffle digital audio player;
o	the MuVo TX, MuVo TX FM, MuVo Micro, and MuVo Slim digital audio players from Creative Labs;
o	new AudibleReady Smart Devices from Audiovox and palmOne, both units available through Audible’s co-marketing effort with Sprint.
•	Audible announced that SigmaTel Processors for digital audio players are to include AudibleReady technology.
•	Audible.de launched in November, 2004 to serve German-language listeners worldwide.

2005 Strategic Initiatives and Business Outlook

“With the explosive movement of digital media toward the mainstream, we believe there is no better time to leverage our market position, expertise, and powerful products, so as to expand aggressively into new markets while accelerating the growth of the category we have created," noted Mr. Katz. “We will invest in these growth initiatives in a way we believe will drive very strong growth in 2005 and 2006, and dramatically increase Audible’s profitability in 2006 and beyond.”

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These initiatives include:

•
The launch of Audible UK during the second quarter of 2005, following the related announcement yesterday of a new long term exclusive partnership with BBC Audiobooks Ltd. that includes more than 10,000 hours of premier spoken word audio for global distribution through Audible.

•	The launch of Audible Wireless, a direct to handset over-the-air delivery service, in the second quarter of 2005.
•	The launch of Audible Education, focused on consumer and institutional learning markets, in the second quarter of 2005.
•	Investing to achieve the following milestone targets:
o
Doubling the number of AudibleListeners each year through 2006: Audible acquired 121,000 AudibleListeners in 2004 and expects to report approximately 260,000 AudibleListeners in 2005 and more than 520,000 in 2006;

o	Doubling the quantity of premium audio made available to our listeners each week to 1,400 hours by the end of 2005;
o	Improvements in Audible’s customer service and customer communications capacity designed to drive customer acquisition and increase average revenue per user.

“We believe that now is the time to step up our investment in our people, infrastructure, customer service operation, marketing, technology innovations such as wireless delivery, and in the launch of new business units,” said Andy Kaplan, Audible’s Chief Financial Offer. “Our proven core business will generate the revenue growth we expect in 2005, while allowing us to develop significant new revenue streams -- and to still generate a solid stream of positive free cash flow and profit.”

The Company's guidance for 2005 is for total revenue to increase to the range of $59 million to $62 million, which represents 71% to 80% year-over-year revenue growth. Income before income taxes for 2005 is expected to be in the range of $3.6 million to $4.0 million before deducting an expected $2 million expense related to the launch of Audible UK and before deducting any charges related to share-based expense. Capital expenditures in information technology infrastructure are expected to be in the range of $2.7 to $3.3 million. Free cash flow for 2005 is expected to be in the range of $1.6 million to $2.0 million.

Conference Call

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Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss these results as well as related financial and operational developments and its 2005 strategic plan. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (877) 236-1078.

*Use of Non-GAAP Measures

Management believes that free cash flow is a useful measure of liquidity because it includes cash provided by operating activities as well as the impact of cash used for investment in property and equipment. However, this non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of this non-GAAP measure is contained in tabular form on the attached unaudited financial statements.

About Audible.com:
Audible.com, recently named the best consumer Web service by CNet.com, and one of the “Best of Today’s Web” by PC World, features daily audio editions of The Wall Street Journal and The New York Times — available on a subscription basis in time for the morning drive to work each day—as well as Forbes, Harvard Business Review, Scientific American, and Fast Company. The site offers a powerful collection of audiobook best sellers and classics by authors such as Tom Clancy, Stephen King, John Grisham, Janet Evanovich, James Patterson, the Dalai Lama, David McCullough, Stephen Hawking, William Shakespeare, Emily Dickinson, and Jane Austen. There are also speeches, lectures, and on-demand radio programs including Marketplace, All Things Considered, Car Talk, Fresh Air, and This American Life, and original shows such as RobinWilliams@audible.com. All of the programs at audible.com are available for computer-based playback, burning to audio CD, and on-the-go listening using numerous AudibleReady® portable digital audio players offered by leading consumer electronics and computer manufacturers.

About Audible, Inc.:
Audible® (www.audible.com®) is the Internet's leading premium spoken audio source. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady® computer-based mobile devices.  Audible has more than 70,000 hours of audio programs from more than 200 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible.com is Amazon.com's and the Apple iTunes Music Store’s pre-eminent provider of spoken word products for downloading or streaming via the Web. Additionally, the Company is strategically aligned with Random House, Inc. in the first-ever imprint to produce spoken word content specifically suited for digital distribution, Random House Audible. Among the Company's key business relationships are Apple Corp., Creative Labs, Hewlett-Packard Company, Microsoft Corporation, palmOne, Inc., PhatNoise Inc., Rio Audio, Sony Electronics, Texas Instruments Inc., and VoiceAge Corporation.

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Audible, www.audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks.

Other product or service names mentioned herein are the trademarks of their respective owners.

This press release contains information about Audible, Inc. that is not historical fact and may be deemed to contain forward-looking statements about the company. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible’s limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in the company’s Securities and Exchange Commission filings.

AUDIBLE INC.
COMPARATIVE STATEMENTS OF OPERATIONS

	Three months ended
	December 31,	September 30,
	2004	2004
	(unaudited)	(unaudited)
Revenue:
Consumer content	$10,114,197	$9,110,575
Point of sale rebates	(316,744)	(101,640)
Services	20,333	17,791
Net content and services	9,817,786	9,026,726

Hardware	164,026	186,408
Related party revenue	296,408	65,762
Other	19,887	-
Total revenue, net	10,298,107	9,278,896

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	3,247,516	2,838,098
Discount certificate rebates	503,197	434,170
Total cost of content and services revenue	3,750,713	3,272,268

Cost of hardware revenue	317,676	747,734
Operations	1,487,481	1,318,442
Technology and development	1,250,475	1,271,737
Marketing	1,851,692	1,180,929
General and administrative	1,157,783	959,518
Total operating expenses	9,815,820	8,750,628

Income from operations	482,287	528,268

Other income, (expense)
Interest income	169,751	23,467
Interest expense	(5,874)	(10,069)
Total other income, net	163,877	13,398

Income before income taxes and state tax benefit	646,164	541,666

Income tax benefit (expense)	66,300	(57,782)

State tax loss sale	723,724	-

Net income	$1,436,188	$483,884

Basic net income per common share	$0.06	$0.02

Weighted average basic common shares outstanding	22,457,573	21,270,416

Diluted net income per common share	$0.06	$0.02

Weighted average diluted shares outstanding	25,085,716	23,678,669

AUDIBLE INC.
STATEMENTS OF OPERATIONS

	Three months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenue, net:
Consumer content	$10,114,197	$5,712,026	$33,838,272	$18,594,531
Point of sale rebates	(316,744)	(104,710)	(602,389)	(104,710)
Services	20,333	25,651	68,127	104,569
Net content and services	9,817,786	5,632,967	33,304,010	18,594,390

Hardware	164,026	177,062	694,900	665,584
Related party revenue	296,408	-	362,170	-
Other	19,887	16,126	52,144	64,504
Total revenue, net	10,298,107	5,826,155	34,413,224	19,324,478

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	3,247,516	1,884,174	10,740,382	5,318,919
Discount certificate rebates	503,197	-	1,281,702	-
Total cost of content and services revenue	3,750,713	1,884,174	12,022,084	5,318,919

Cost of hardware revenue	317,676	579,898	2,197,013	2,085,254
Operations	1,487,481	996,290	5,145,855	3,843,311
Technology and Development	1,250,475	1,145,797	5,058,314	4,784,648
Marketing	1,851,692	898,110	5,184,618	4,494,702
General and administrative	1,157,783	558,918	3,525,016	2,633,031
Total operating expenses	9,815,820	6,063,187	33,132,900	23,159,865

Income (loss) from operations	482,287	(237,032)	1,280,324	(3,835,387)

Other income, (expense)
Interest income	169,751	10,268	252,873	25,451
Interest expense	(5,874)	-	(32,221)	-
Total other income, net	163,877	10,268	220,652	25,451

Income before income taxes and state tax benefit	646,164	(226,764)	1,500,976	(3,809,936)

Income tax benefit (expense)	66,300	-	(10,271)	-

State tax loss sale	723,724	250,408	723,724	250,408

Net income (loss)	1,436,188	23,644	2,214,429	(3,559,528)

Dividends on convertible preferred stock	-	(4,462,066)	(614,116)	(5,656,894)
Preferred stock discount	-	-	-	(1,444,444)
Charges related to conversion of convertible preferred stock	-	-	(9,873,394)	-
Total preferred stock expense	-	(4,462,066)	(10,487,510)	(7,101,338)

Net income (loss) applicable to common shareholders	$1,436,188	$(4,438,422)	$(8,273,081)	$(10,660,866)

Basic net income (loss) per common share	$0.06	$(0.40)	$(0.40)	$(1.01)

Weighted average basic common shares outstanding	22,457,573	11,014,824	20,912,997	10,506,704

Diluted net income (loss) per common share	$0.06	$(0.40)	$(0.40)	$(1.01)

Weighted average diluted shares outstanding	25,085,716	11,014,824	20,912,997	10,506,704

AUDIBLE INC.
CONDENSED BALANCE SHEETS

	December 31,	December 31,
Assets	2004	2003
	(unaudited)

Current Assets
Cash and cash equivalents	$13,296,006	$9,074,987
Short-term investments	48,386,399	-
Interest receivable on short-term investments	76,151	-
Accounts receivable, net of allowance	643,533	245,641
Accounts receivable from related parties	87,625	-
Royalty advances	140,634	72,338
Prepaid expenses and other current assets	737,874	596,720
Inventory	394,109	99,936
Total current assets	63,762,331	10,089,622

Property and equipment, net	919,090	272,851
Other assets	20,805	418,524

Total Assets	$64,702,226	$10,780,997

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$850,906	$526,359
Accrued expenses and compensation	3,806,476	2,809,860
Royalty obligations	150,800	408,000
Capital lease obligations	120,795	-
Deferred revenue and advances	2,445,868	873,520
Total current liabilities	7,374,845	4,617,739

Deferred cash compensation	-	58,750

Royalty obligations, non current	38,000	-

Stockholders' Equity
Convertible preferred stock: Series A	-	13,027,375
Convertible preferred stock: Series B	-	1,137,500
Common stock	241,697	150,155
Additional paid-in capital	187,257,616	110,507,841
Deferred compensation and services	(154,173)	(239,425)
Notes due from stockholders for common stock	-	(58,750)
Treasury stock at cost	(184,740)	(184,740)
Accumulated deficit	(129,871,019)	(118,235,448)
Total Stockholders' Equity	57,289,381	6,104,508

Total Liabilities and Stockholders' Equity	$64,702,226	$10,780,997

AUDIBLE INC.
CONDENSED STATEMENTS OF CASH FLOWS

	Three months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,436,188	$23,644	$2,214,429	$(3,559,528)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	121,675	94,651	498,959	498,206
Amortization of discounts on investments	(86,164)	-	(86,164)	-
Services rendered for common stock and warrants	78,417	251,956	510,744	1,136,024
Non-cash compensation charge	14,913	34,113	85,252	173,743
Non-cash forgiveness of notes due from stockholders for common stock	-	-	-	198,995
Deferred cash compensation	-	-	(58,750)	-
Income tax benefit from exercise of stock options	9,721	-	9,721	-
Changes in assets and liabilities:
Accounts receivable, net	(113,303)	4,952	(397,892)	(56,378)
Accounts receivable from related parties	(21,863)	-	(87,625)	-
Interest receivable on short-term investments	(76,151)		(76,151)	-
Royalty advances	(112,134)	(25,674)	(68,296)	(13,913)
Prepaid expenses and other current assets	(99,450)	(254,552)	(141,154)	140,103
Inventory	(243,271)	100,388	(294,173)	(22,674)
Other assets	-	(89,292)	397,719	(327,719)
Accounts payable	136,917	(89,534)	324,547	(551,150)
Accrued expenses and compensation	239,013	431,306	1,004,116	1,077,968
Royalty obligations	(72,700)	(83,000)	(219,200)	(215,500)
Deferred revenue and advances	1,259,619	192,629	1,572,348	378,019

Net cash provided by (used in) operating activities	2,471,427	591,587	5,188,430	(1,143,804)

Cash flows from investing activities:
Purchases of short-term investments	(48,300,235)	-	(48,300,235)	-
Purchases of property and equipment	(76,815)	(43,678)	(401,895)	(137,657)
Net cash used in investing activities	(48,377,050)	(43,678)	(48,702,130)	(137,657)

Cash flows from financing activities:
Proceeds from sale of common stock, net	46,456,593	-	46,456,593	-
Proceeds from sale of Series C Convertible Preferred Stock, net	-	-	-	5,859,772
Proceeds from exercise of common stock warrants	29,000	1,237,539	56,500	1,237,539
Proceeds from exercise of common stock options	1,422,422	407,020	1,785,384	437,057
Payments received on notes due from stockholders for common stock	-	-	58,750	-
Principal payments made on capital lease obligations	(154,069)	-	(622,508)	-
Net cash provided by financing activities	47,753,946	1,644,559	47,734,719	7,534,368

Increase in cash and cash equivalents	1,848,323	2,192,468	4,221,019	6,252,907

Cash and cash equivalents at beginning of period	11,447,683	6,882,519	9,074,987	2,822,080
Cash and cash equivalents at end of period	$13,296,006	$9,074,987	$13,296,006	$9,074,987

Non-cash investing and financing activities:
Purchase of property and equipment through capital leases	$-	$-	$743,302	$-
Reversal of unused accrued expense related to Series C financing	-	-	7,500	-
	$-	$-	$750,802	$-

Non-GAAP Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$2,471,427	$591,587	$5,188,430	$(1,143,804)
Purchases of property and equipment and capital lease payments	(230,884)	(43,678)	(1,024,403)	(137,657)

Non-GAAP Free Cash Flow	$2,240,543	$547,909	$4,164,027	$(1,281,461)